                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of MetLife, Inc.:


We consent to the incorporation by reference in this Registration Statement of MetLife, Inc. on Form S-8 of our report dated February 9, 2001, appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP

New York, New York
April 13, 2001